Exhibit 23(p)(1)

                      THE EMPIRE BUILDER TAX FREE BOND FUND

                                 Code of Ethics

                           adopted as of July 7, 1997

                          as amended as of June 2, 2009

      In order to ensure that personnel of The Empire Builder Tax Free Bond Fund (the "Trust") comply with requirements of Section 17(j) of the Investment Company Act of 1940 (the "Act") and of Rule 17j-1 thereunder, the Trust has adopted the Code of Ethics (the "Code") set forth below.

      The Trust's investment adviser and principal underwriter is Glickenhaus & Co. ("Glickenhaus"), and the Trust's administrator is Citi Fund Services Ohio, Inc. (together with its ultimate parent company and any other companies under common control with it, "Citi").

1.    Definitions

      (1) "Access person" means any Trustee, officer or advisory person of the Trust or any general partner, officer or advisory person of Glickenhaus. As explained below, persons who are partners, officers or employees of Glickenhaus will generally be subject to the Glickenhaus code of ethics and, to avoid duplicative reporting, will report their personal securities transactions and holdings under that code, which has been reviewed and approved by the Trustees of the Trust.

      (2) "Advisory person" means (i) any employee of the Trust or Glickenhaus or of any company in a control relationship to the Trust or Glickenhaus, who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a covered security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Trust or of Glickenhaus who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a covered security. The phrase "makes . . . the purchase or sale" refers to individuals who place orders or otherwise arrange transactions.

      (3) "Access person" and "Advisory person" shall not include any individual who is required to file quarterly reports with any investment manager, adviser, subadviser, administrator or principal underwriter of the Trust pursuant to a code of ethics found


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                                                                Exhibit 23(p)(1)

            by the Trustees of the Trust to be substantially in conformity with Rule 17(j)-1 under the Act and accepted industry practices.

      (4) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

      (5) A security is "being purchased or sold" by the Trust from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Trust until the time when such program has been fully completed or terminated.

      (6) "Beneficial ownership" shall be interpreted in the same manner as it would be under SEC Rule 16a-1(a)(2) under the Securities Exchange Act of 1934. For purposes of compliance with this Code, a person should consider himself or herself the beneficial owner of securities held by his or her spouse, his or her minor children or any relative or domestic partner who shares his or her home. A person should also consider himself or herself the beneficial owner of any other securities as to which, by reason of any contract, understanding, relationship, agreement or other arrangement with any other person, he or she obtains from such securities benefits substantially equivalent to those of ownership. He or she should also consider himself or herself the beneficial owner of securities if he or she can vest or revest title in himself or herself now or in the future.

      (7) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

      (8) "Covered security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall exclude direct obligations of the Government of the United States, high quality short-term debt instruments, including repurchase agreements, shares of registered open-end investment companies (not including shares of exchange-traded funds ("ETFs")), bankers' acceptances, bank certificates of deposit, commercial paper and other money market instruments, or such other securities as may be excepted under the provisions of Rule 17j-1 from time to time in effect.

      (9) "Disinterested Trustee" means a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act.


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                                                                Exhibit 23(p)(1)

      (10) "Initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

      (11) "Investment personnel" means: (i) any employee of the Trust or Glickenhaus (or of any company controlling the Trust or Glickenhaus) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; (ii) any natural person who controls the Trust or Glickenhaus and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust. As of the date of adoption of this Code, all investment personnel of the Trust are persons who are also general partners, officers or advisory persons of Glickenhaus.

      (12)  A  "limited   offering"  means  an  offering  that  is  exempt  from
            registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

      (13) A "limited offering security" means a security offered pursuant to a limited offering.

      (14) "Purchase or sale of a security" includes, inter alia, the writing of an option to purchase or sell a security.

      (15) "Security held or to be acquired" by the Trust means any covered security which, within the most recent fifteen (15) days, (i) is or has been held by the Trust, or (ii) is being or has been considered by the Trust or its investment adviser for purchase by the Trust.

A person who normally only assists in the preparation of public reports, or receives public reports but receives no information about current recommendations or trading, is neither an "advisory person" nor an "access person." A single instance or infrequent, inadvertent instances of obtaining knowledge does not make one either then or for all times an advisory person.

2.    Exempted Transactions

      The prohibitions of Section III of this Code shall not apply to the following transactions by access persons:

            (1) Purchases or sales effected for any account over which the access person has no direct or indirect influence or control.


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                                                                Exhibit 23(p)(1)

            (2) Purchases or sales of securities which are not eligible for purchase or sale by the Trust, as determined by reference to the Act and blue sky laws and regulations thereunder, the investment objectives and policies and investment restrictions of the Trust, undertakings made to regulatory authorities, and other policies adopted from time to time by the Trust, Glickenhaus or Citi.

            (3) Purchases or sales which are nonvolitional on the part of either the access person or the Trust, including purchases or sales upon exercise of puts or calls written by the access person and sales from a margin account pursuant to a bona fide margin call.

            (4) Purchases which are part of an automatic dividend reinvestment plan.

            (5) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

            (6) Transactions which appear to present no reasonable likelihood of harm to the Trust, which are otherwise in accordance with Rule 17j-1, and which the President of the Trust has authorized in advance. Such transactions would normally include purchases or sales of any securities other than New York Tax Exempt Bonds, as defined in the prospectus of the Trust from time to time.

            (7) Transactions which the Disinterested Trustees, after consideration of all the facts and circumstances, determine to have not been fraudulent, deceptive or manipulative as to the Trust.

3.    Prohibited Purchases and Sales

      (1) No access person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Trust:

            (1)   employ any device, scheme or artifice to defraud the Trust;

            (2) make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;


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                                                                Exhibit 23(p)(1)

            (3) engage in any act, practice or course of business which would operate as a fraud or deceit upon the Trust; or

            (4)   engage in any manipulative practice with respect to the Trust.

      (2) In this connection, subject to the exceptions stated in Section II of this Code, it shall be impermissible for any access person to purchase or sell, directly or indirectly, any security (or any option to purchase or sell such security) in which he or she had, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known at the time of such purchase or sale:

            (1)   is being considered for purchase or sale by the Trust; or

            (2)   is being purchased or sold by the Trust.

      (3) Any access person who questions whether a contemplated transaction is prohibited by this Code should discuss the transaction with the President of the Trust or the officer of the Trust responsible for code of ethics compliance prior to proceeding with the transaction.

4.    Purchases and Sales Requiring Pre-Clearance

      (1) Investment personnel shall obtain approval from the officer of the Trust responsible for code of ethics compliance (provided, however, that investment personnel who are general partners, officers or employees of Glickenhaus may obtain approval as provided under the Glickenhaus Code of Ethics) before acquiring beneficial ownership of securities issued pursuant to:

            (1)   an initial public offering or

            (2)   a limited offering.

      (2) The officer of the Trust responsible for code of ethics compliance shall promptly notify the person of approval or denial for the transaction. Notification of approval or denial for the transaction may be given orally; however, it shall be confirmed in writing within 72 hours of oral notification. In reviewing the request, the officer of the Trust responsible for code of ethics compliance may consult with the President of the Trust, and shall take into account, among other factors, whether the investment opportunity should be reserved for the Trust, and whether the opportunity is being offered to such person as a result of his or her position with the Trust.


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                                                                Exhibit 23(p)(1)

5.    Reporting

      (1) For purposes of this Section V, each access person of the Trust who is a general partner, officer or employee of Glickenhaus may satisfy his or her reporting obligations by filing the reports required to be filed by such access person with the compliance officer of Glickenhaus, in accordance with the code of ethics of Glickenhaus.

      (2) Within ten (10) days after becoming an access person (except persons who would be included in this subsection solely because of their capacity as a Disinterested Trustee of the Trust), each access person shall report to the officer of the Trust responsible for code of ethics compliance:

            (1) the title, number of shares or principal amount of all covered securities beneficially owned by the access person (regardless of whether such transaction is listed in Section II(2)-(7)),

            (2) the name of any broker, dealer or bank with whom the access person (or a person whose ownership would be attributed to the access person under the definition of beneficial ownership) maintains an account in which any securities (whether or not covered securities) were held for the direct or indirect benefit of the access person as of the date the person became an access person, and

            (3)   the date of the report.

      (3) Annually, by January 30 of each year, each access person (other than a Disinterested Trustee of the Trust), shall report to the officer of the Trust responsible for code of ethics compliance:

            (1) the title, number of shares or principal amount of all covered securities beneficially owned by the access person (regardless of whether such transaction is listed in Section II(2)-(7)),

            (2) the name of any broker, dealer or bank with whom the access person (or a person whose ownership would be attributed to the access person under the definition of beneficial ownership) maintains an account in which any securities (whether or not covered securities) are held for the direct or indirect benefit of the access person, and

            (3)   the date of the report.


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                                                                Exhibit 23(p)(1)

                  This information must be current as of a date no more than 30 days before the report is submitted.

      (4) Each access person (other than a Disinterested Trustee of the Trust) who effects (directly or indirectly) a transaction in a covered security during a calendar quarter shall make a quarterly report not later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

            (1)   The date of the transaction  and the title,  interest rate and
                  maturity  date  (if   applicable)  and  number  of  shares  or
                  principal amount of each covered security involved;

            (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition), including information sufficient to establish any exemption listed in Sections II(2)-(7) which is relied upon;

            (3)   The price at which the transaction was effected;

            (4) The name of the broker, dealer or bank with or through whom the transaction was effected; and

            (5)   the date of the report.

            If an access person establishes a new securities account during any quarterly period in which any securities (whether or not covered securities) are held for the direct or indirect benefit of such access person, the quarterly report must also report the name of the broker, dealer or bank with whom the account is established and the date the account is established.

      (5) If an access person is not required to file such a report for any quarter because:

            (1) No reportable transactions were effected by such access person or because any transaction effected was for an account over which he or she has no direct or indirect influence or control; and

            (2) No accounts were established by the access person during such quarter in which any securities were held for the direct or indirect benefit or such access person;


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                                                                Exhibit 23(p)(1)

            Such access person (other than a Disinterested Trustee of the Trust) shall certify these facts to the Trust within 30 days after the end of such calendar quarter.

      (6) The making of such report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates, and the existence of any report shall not be construed as an admission that any event reported on constitutes a violation of
            Section III(A) hereof.

      (7) A Disinterested Trustee of the Trust need only report a transaction in a covered security, if at the time of that transaction, such Trustee knew or, in the ordinary course of fulfilling his official duties as a Trustee should have known, that, during the 15-day period immediately preceding or following the date of the transaction by the Trustee, such covered security was purchased or sold by the Trust or was being considered by the Trust or by Glickenhaus for purchase or sale by the Trust. (The "should have known" standard implies no duty of inquiry, does not presume that there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed in meeting the Trust's investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Trust's portfolio holdings, market considerations or the Trust's investment policies, objectives and restrictions.)

      (8) No reports are required under this Section V with respect to transactions effected for, and securities held in, any account over which the access person has no direct or indirect influence or control.

6.    Review and Enforcement

      (1)   Review

            (1) The officer of the Trust responsible for code compliance shall cause the reported personal securities transactions to be compared with completed and contemplated portfolio transactions of the Trust to determine whether any transactions (each a "Reviewable Transaction") listed in
                  Section III may have occurred.

            (2) If the officer of the Trust responsible for code compliance determines that a Reviewable Transaction may have occurred, he or she shall then determine whether a violation of this Code may have occurred, taking into account all the exemptions provided under Section II. Before making any determination that a violation has been committed by an individual, the officer of the Trust


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                                                                Exhibit 23(p)(1)

                  responsible for code compliance shall give such person an opportunity to supply additional information regarding the transaction in question.

      (2)   Enforcement

            (1) If the officer of the Trust responsible for code compliance determines that a violation of this Code may have occurred, he or she shall promptly report the possible violation to the Trustees of the Trust, who, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate, which sanctions may include, among others, a letter of censure, suspension of the right to trade for his or her own account or suspension or termination of the employment of the violator.

            (2) No person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself.

7.    Investment Adviser's and Principal Underwriter's Codes of Ethics

      Any investment manager, adviser, sub-adviser or principal underwriter of the Trust shall:

            (1) Submit to the Board of Trustees of the Trust a copy of a Code of Ethics adopted by such entity pursuant to Rule 17j-1 and satisfactory to the Trust;

            (2)   Promptly   report  to  the  Trust  in  writing  any   material
                  amendments to such Code;

            (3) Promptly furnish to the Trust upon request at any time and from time to time copies of any reports made pursuant to such Code by any person who is an access person as to the Trust;

            (4) Immediately furnish to the Trust, without request, all material information relating to any violations or circumstances that could reasonably suggest a violation, or potential violation, of such Code, by any person subject to such Code who is an access person of the Trust; and (1)

            (5) Submit to the Board of Trustees of the Trust, at least annually, a written report summarizing any violations of such Code that have taken place in the past year, or, if no such violations or circumstances have taken place during such period, a statement to that effect.


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                                                                Exhibit 23(p)(1)

8.    Records

      (1) The Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the Act and shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

            (1) A copy of this Code and any other Code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place.

            (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs.

            (3) A copy of each report made pursuant to this Code by any access person shall be preserved by the Trust for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

            (4) A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code (other than persons who are also subject to the code of ethics of Glickenhaus) or are responsible for reviewing reports pursuant to this Code shall be maintained in an easily accessible place.

      (2)   Confidentiality

            All reports of securities transactions and any other information filed with the Trust pursuant to this Code shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

9.    Amendment; Interpretation of Provisions

      The Trustees may from time to time amend this Code or adopt such interpretations of this Code as they deem appropriate.


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